Exhibit 10.1

AMERICAN STATES WATER COMPANY

2009 SHORT-TERM INCENTIVE PROGRAM

1.	Purpose of 2009 Short-Term Incentive Program

American States Water Company, a California corporation, (the “Corporation”) has adopted the American States Water Company Performance Incentive Plan (the “Plan”) to promote the success of the Corporation by (a) motivating executives selected to participate in the Plan to maximize the performance of the Corporation both from a financial perspective and in serving its customers and (b) rewarding them with cash Objective Bonuses directly related to such performance.  The Corporation’s board of directors recognizes that the ability of the Corporation and its subsidiaries to attract capital at a low cost is based on its financial performance and that the Corporation’s customers benefit through its ability to attract low cost capital.  This 2009 Short-Term Incentive Program (the “2009 STIP”) sets forth the names of the individuals selected to be Participants who are eligible to earn Objective Bonuses under the Plan for the 2009 calendar year and the applicable Business Criteria, Performance Targets, and Payout Percentages for the 2009 calendar year.  The 2009 STIP also provides for Discretionary Bonuses, which when added to the Objective Bonuses under the Plan, equal the Aggregate Bonuses payable under the 2009 STIP for the 2009 calendar year.

2.	Term of 2009 STIP

The Performance Period covered by the 2009 STIP (the “Term”) began on January 1, 2009 and will end on December 31, 2009.

3.	Relationship to American States Water Company Performance Incentive Plan

The Objective Bonuses payable under Awards granted under the 2009 STIP are granted under the authority of the Plan and are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee in accordance with the terms of the Plan, as such rules are in effect from time to time.  The Discretionary Bonuses are granted under the general authority of the Compensation Committee to determine the compensation payable to Executives.

4.	Definitions

Capitalized terms used and not otherwise defined herein have the meanings set forth in the Plan.  In addition, the following phrases shall have the meanings specified below:

“Adjusted EPS-ASUS” means the EPS of ASUS for 2009 adjusted to remove the amount by which the actual Pension Expense allocated from Golden State Water Company (“GSWC”) and charged to ASUS for 2009 exceeds the amount of the Budgeted Pension Expense allocated from GSWC and charged to ASUS for 2009.

“Adjusted EPS-AWR Consolidated” means the Corporation’s EPS for 2009 adjusted to remove (a) settlement charges and outside expenses associated with the California Public Utilities Commission subpoena regarding the capital projects contracting matter and the pending litigation with two former officers of the Corporation, (b) any derivative gains or losses attributable to fixed-price purchase contracts as reported in the Corporation’s consolidated financial statements for 2009, and (c) the amount by which the actual companywide Pension Expense for 2009 exceeds the companywide Budgeted Pension Expense for 2009.

“Adjusted EPS-Regulated Utilities” means the sum of the EPS of each of the Regulated Utilities for 2009 adjusted to remove the portion of the following expenses that are otherwise included in each such EPS determination:  (a) settlement charges and outside expenses associated with the California Public Utilities Commission subpoena regarding the capital projects contracting matter and the pending litigation with two former officers of the Company, (b) any derivative gains or losses attributable to fixed-rate purchase contracts as reported in the Corporation’s consolidated financial statements for 2009, and (c) the amount by which the actual Pension Expense charged or allocated to the Regulated Utilities for 2009 exceeds the Budgeted Pension Expense charged or allocated to the Regulated Utilities for 2009.

“Aggregate Bonus” means the combination of a Participant’s Objective Bonus and his or her Discretionary Bonus.

“Award Agreement” means a written agreement setting forth the material terms and conditions of the Award as determined by the Committee consistent with the express limitations of the Plan and the 2009 STIP.

“Base Salary” means the Participant’s rate of annual base pay on the date the Committee approves the Business Criteria and Performance Targets.

“Board of Directors” means the Corporation’s board of directors.

“Budget” or “Budgeted” means (a) in the case of Adjusted EPS for the Corporation, the Regulated Utilities or ASUS, as the case may be, the projected Adjusted EPS for 2009 as set forth in the Operating Budget, (b) in the case of Capital Expenditures, the projected capital expenditures as set forth in the Capital Budget, and (c) in the case of Pension Expense, the projected Pension Expense for 2009 as set forth in the Operating Budget.

“Business Criteria” means Adjusted EPS-AWR Consolidated, Adjusted EPS - Regulated Utilities, Adjusted EPS - ASUS, Relative Stock Price, Customer Complaints, Capital Expenditures, SOX Deficiencies - Regulated Utilities, SOX Deficiencies - ASUS, Equitable Adjustment and Price Redetermination.

Capital Budget means the Company’s capital budget for 2009 as approved by the Audit and Finance Committee of the Board of Directors at its meeting on October 30, 2008.

“Capital Expenditures” means the dollar amount of Budgeted capital expenditures for 2009 for the Regulated Utilities including the Budgeted capital expenditures for 2009 for the Wrightwood project only to the extent that the Division of Ratepayer Advocates of the California Public Utilities Commission does not oppose the Wrightwood project in the 2008-2009 Region III rate case.

“Compensation Committee” means the Compensation Committee of the Board of Directors.

“Customer Complaints” means the number of water quality, pressure and service complaints reported by customers to the California Department of Public Health during 2009.

“Discretionary Bonus” means a bonus payable to a Participant based on that Participant’s Individual Performance Measures.

“EPS” means fully diluted earnings per share as reported in the Corporation’s consolidated financial statements for 2009.

“Equitable Adjustment” means the execution, during calendar year 2009, of an agreement with the U.S. government that provides for a permanent increase in the Company’s operation and maintenance fees at Old North Utility Services (Fort Bragg) to recognize that the Company is managing more inventory than was included in the government’s initial request for proposal.

“Individual Performance Measures” means the criteria or goals utilized to determine the amounts of each Participant’s Discretionary Bonus.

“Objective Bonus” means a bonus based on the degree of achievement of the Performance Targets for the Business Criteria.

“Operating Budget” means the Company’s operating budget for 2009 as presented to and reviewed by the Board of Directors at its meeting on October 31, 2008.

“Payout Percentage” means the percentage of a Participant’s Target Aggregate Bonus that is payable based on the degree of satisfaction of a Performance Target or the Individual Performance Measures.

“Pension Expense” means the expense recognized for accounting purposes with respect to the Golden State Water Company Pension Plan as reported in the Corporation’s consolidated financial statements for 2009.

“Performance Measures” means the Business Criteria and Individual Performance Measures.

“Performance Target” means a specific goal established by the Committee with respect to the Business Criteria as set forth in Section 6.

“Price Redetermination” means the execution, during calendar year 2009, of an agreement with the U.S. government that provides for a permanent increase in the monthly fees payable to the Company for operations and maintenance with respect to its operations at Terrapin Utility Services (Andrews AFB).

“Relative Stock Price” means the Corporation’s total shareholder return as compared to the total shareholder return of each of the following 12 companies for 2009:  UIL Holdings, South Jersey Industries, Aqua America, MGE Energy, Empire District Electric, ITC Holdings, California Water Service, Central Vermont Public Service, Unitil, Chesapeake Utilities, Southwest Water and SJW Corp.  For this purpose, total shareholder return for the Corporation and each of the other 12 companies shall be calculated using the Securities and Exchange Commission guidelines for reporting financial performance.  If the stock of any of the 12 companies is no longer traded or is suspended from trading as of December 31, 2009, that company shall not be included in the calculation of Relative Stock Price, but the exclusion of such company shall not affect the Performance Targets for Relative Stock Price set forth in Section A of Exhibit A.

“SOX” means the Sarbanes-Oxley Act of 2002.

“SOX Deficiencies-ASUS” means the number of “significant deficiencies” (each an “SD”) and “material weaknesses” (each a “MW”) reported for ASUS in the independent auditor’s report for 2009 pursuant to Section 404 of SOX.

“SOX Deficiencies-Regulated Utilities” means the number of SDs and MWs reported for the Regulated Utilities in the independent auditor’s report for 2009 pursuant to Section 404 of SOX.

“Target Aggregate Bonus” means the amount of bonus that would be payable if each of the Performance Targets were met at the targeted level and the Participant’s Individual Performance Measures were met at the targeted level.

5.	Participation and Individual Awards

The individuals who have been selected as Participants in the 2009 STIP are set forth below together with the amount of their Target Aggregate Bonuses as a percentage of Base Salary:

	Participant	Target Aggregate Bonus
	GSWC Officers
Administrative and General	Robert J. Sprowls	30%
	Eva G. Tang	20%
	Gladys M. Farrow	15%
	Diane D. Rentfrow	15%
	Bryan K. Switzer (Keith)	15%
Operations	Denise L. Kruger	20%
	Patrick R. Scanlon	15%
	William C. Gedney	15%
	Shengder D. Chang (David)	15%
	Roland S. Tanner	15%
	ASUS Officers
	McClellan Harris III (Bud)	20%
	Granville R. Hodges, Jr. (Rusty)	15%
	James B. Gallagher	15%
	Gregory S. Thomas	15%

For purposes of this 2009 STIP, the GSWC officers will be divided into (1) Administrative and General Officers and (2) Operations Officers.

The Corporation will enter into an Award Agreement with each Participant that (a) describes his or her Individual Performance Measures and sets forth his or her Target Aggregate Bonus, (b) sets forth his or her threshold, target and maximum Performance Targets and (c) incorporates the terms and conditions of the Plan and this 2009 STIP by reference.  The Target Aggregate Bonus amount set forth in each Participant’s Award Agreement shall represent the aggregate amount of two separate bonuses:  an Objective Bonus (under the Plan) and a Discretionary Bonus.

6.	Performance Targets for Objective Bonuses

The threshold, target and maximum Performance Targets for the 2009 STIP are set forth in Exhibit A to this 2009 STIP.

7.	Determination of Participants’ Aggregate Bonuses

The Aggregate Bonus payable to each Participant shall be determined on the basis of the extent to which the Performance Targets for the Business Criteria and that Participant’s Individual Performance Measures are achieved.  The amount of Aggregate Bonus payable is equal to the amount of the Target Aggregate Bonus multiplied by the sum of the Payout Percentages for each of the Performance Measures as determined pursuant to the tables in (a) Section B of Exhibit A for Participants that are Administrative and General Officers employed by GSWC, (b) Section C for Participants that are Operations Officers employed by GSWC and (c) Section D for Participants employed by ASUS.

As soon as practicable following the end of the Term of the 2009 STIP and the completion of the independent auditor’s report for 2009, the Committee shall determine the extent to which the Performance Targets for the Business Criteria are achieved and the extent to which the Individual Performance Measures are achieved, and determine the Payout Percentage for each of the Performance Measures.  In order for a Participant to receive any payment with respect to the Participant’s Discretionary Bonus, the Participant must meet the standards established for the Participant’s position, which standards shall be one of the components of the Participant’s Individual Performance Measures.  The determination of whether the standards established for the Participant’s position are achieved shall be made by the Committee, which (other than for the Company’s President and Chief Executive Officer) determination shall be based on the recommendations of the President and Chief Executive Officer or other direct supervisor of the Participant.

For levels of achievement between threshold and maximum, the Committee shall determine the Payout Percentage by interpolation.  Subject to Section 8 below, the Aggregate Bonus for each Participant shall be the sum of the Payout Percentages determined with respect to each Performance Measure multiplied by the amount of Participant’s Target Aggregate Bonus.

8.	Payment of Accounts

At the time the Committee makes the determinations described in Section 7, it shall certify, in accordance with Section 4.8 of the Plan, the amounts of the Objective Bonuses payable to Participants.  The Committee shall, at the same time, determine the amount of the Discretionary Bonus payable to Participants.  Payment of such bonuses (the Aggregate Bonuses) shall be made as soon as practicable following the Committee’s determination and certification, but in no event later than December 31, 2010.

Notwithstanding the foregoing, any Objective Bonus otherwise payable to any Participant under this 2009 STIP shall be subject to the adjustments, limitations (including the dollar limitation under Section 4.3 of the Plan), Committee’s discretionary authority to make downward adjustments and other terms and conditions set forth in the Plan.  Any Discretionary Bonus otherwise payable under this 2009 STIP shall be subject to any adjustments, limitations, upward or downward adjustments in amounts and any other terms or conditions that the Committee may impose in its sole discretion.

9.	Effect of Termination of Employment

Except as otherwise provided in an employment agreement, memorandum of understanding, other contract between a Participant and the Corporation or one of its Subsidiaries, or by the Committee in its sole discretion, the bonuses payable under a Participant’s Award will be forfeited, and the Participant will not be entitled to any bonus payments with respect to such Award if the Participant ceases to be employed by the Corporation or one of its Subsidiaries for any reason prior to the date the bonuses payments under the 2009 STIP are paid to Participants.

10.	Recoupment of Bonuses

Any payment of an Objective Bonus, Discretionary Bonus or Aggregate Bonus under this 2009 STIP is subject to recoupment pursuant to the Corporation’s Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments as in effect from time to time, and a Participant shall promptly make any reimbursement requested by the Board of Directors or the Committee pursuant to such policy with respect to any such bonuses.  Further, each Participant shall agree, by accepting an Award under the 2009 STIP and executing an Award Agreement, that the Corporation and/or any of its affiliates may deduct from any amounts it may owe the Participant from time to time (such as wages or other compensation) any and all amounts the Participant is required to reimburse the Corporation pursuant to such policy with respect to the Award.

EXHIBIT A

2009 STIP
PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

A.           Performance Targets for Objective Bonuses

Performance Measure	Performance Targets
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	80% Budget	100% Budget	120% Budget
Adjusted EPS - Regulated Utilities	80% Budget	100% Budget	120% Budget
Adjusted EPS - ASUS	Adjusted EPS > $0.00	100% Budget	120% Budget
Relative Stock Price	Equal to or greater than 3 companies	Equal to or greater than 6 companies	Equal to or greater than 9 companies
Customer Complaints	782 or fewer	742 or fewer	703 or fewer
Capital Expenditures	80% Budget	100% Budget	120% Budget
SOX -- RU	No MW & 2 or fewer SDs	No MW & 1 SD	No MW & No SD
SOX -- ASUS	No MW & 2 or fewer SDs	No MW & 1 SD	No MW & No SD
Equitable Adjustment	N/A	Completed	N/A
Price Redetermination	N/A	Completed	N/A

B.           Payout Percentages for Performance Measures - GSWC Administrative and General Officers

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	10%	20%	30%
Relative Stock Price	5%	15%	20%
Adjusted EPS - RU	7.5%	15%	22.5%
Customer Complaints	2.5%	5%	7.5%
Capital Expenditures	2.5%	5%	7.5%
SOX - RU	2.5%	5%	7.5%
Adjusted EPS-ASUS	2.5%	5%	7.5%
SOX - ASUS	2.5%	5%	7.5%
Objective Bonus Total	35%	75%	110%
Individual Performance Measure (Discretionary Bonus)	15%	25%	40%
Aggregate Bonus	50%	100%	150%

C.           Payout Percentages for Performance Measures - GSWC Operations Officers

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	10%	20%	30%
Relative Stock Price	5%	10%	15%
Adjusted EPS - RU	10%	20%	30%
Customer Complaints	2.5%	5%	7.5%
Capital Expenditures	2.5%	10%	12.5%
SOX - RU	2.5%	5%	7.5%
Adjusted EPS-ASUS	2.5%	5%	7.5%
Objective Bonus Total	35%	75%	110%
Individual Performance Measure (Discretionary Bonus)	15%	25%	40%
Aggregate Bonus	50%	100%	150%

D.           Payout Percentages for Performance Measures - ASUS

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	10%	20%	30%
Relative Stock Price	5%	10%	15%
Adjusted EPS - RU	2.5%	5%	7.5%
Adjusted EPS - ASUS	15%	20%	35%
Equitable Adjustment	N/A	7.5%	7.5%
Price Redetermination	N/A	7.5%	7.5%
SOX - ASUS	2.5%	5%	7.5%
Objective Bonus Total	35%	75%	110%
Individual Performance Measure (Discretionary Bonus)	15%	25%	40%
Aggregate Bonus	50%	100%	150%